UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

April 30, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of FS Investment Corporation (the “Company”) to be held on June 23, 2014 at 2:00 p.m., Eastern Time, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104.

Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes.

The Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(i) elect three members of the board of directors of the Company, who will serve for a term of three years and until their successors are duly elected and qualified; and

(ii) ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

In addition to these proposals, you may be asked to consider any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by the Company. I will also report on the progress of the Company during the past year and respond to stockholders’ questions.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card.

You will also receive separate proxy materials for a Special Meeting of Stockholders of the Company, which is scheduled to be held on the same date and at the same location as the Annual Meeting. Please be certain to vote separately each proxy card you receive from us. Your vote and participation in the governance of the Company is very important.

Sincerely yours,

Michael C. Forman

Chairman and Chief Executive Officer

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2014

To the Stockholders of FS Investment Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders (the “Annual Meeting”) of FS Investment Corporation, a Maryland corporation (the “Company”), will be held at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104, on Monday, June 23, 2014 at 2:00 p.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect three members of the board of directors of the Company, who will serve for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To consider and transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 30, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2013 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd

Vice President, Treasurer and Secretary

April 30, 2014

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2014

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Investment Corporation, a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m., Eastern Time, on Monday, June 23, 2014, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed on or about May 9, 2014 to stockholders of record described below and are available on the Company’s website at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to elect three members of the Board, who will each serve for a term of three years and until their successors are duly elected and qualified (the “Director Proposal”); and

(ii) the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014 (the “Accountant Proposal”).

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Second Articles of Amendment and Restatement of the Company (the “Charter”), one-third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) also will be treated as Shares present for quorum purposes.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice, other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If there appear not to be enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 30, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 262,282,173 Shares outstanding.

Required Vote

Election of Director Nominees. Each director nominee shall be elected by a majority of the total votes cast for and affirmatively withheld as to such director nominee at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. Shares represented by broker non-votes are not considered votes cast and thus have no effect on the Director Proposal. There will be no cumulative voting with respect to the Director Proposal.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of McGladrey LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Householding

The Company combines mailings for multiple registered stockholders going to a single household by delivering to that address, in a single envelope, a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all registered stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. at (877) 628-8575 or by mail to FS Investment Corporation, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 2:00 p.m., Eastern Time, on June 23, 2014.

The Company has enclosed a copy of this proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2013 (the “Annual Report”). This proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for a fee of approximately $10,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 30, 2014. Ownership information for those persons who beneficially own 5% or more of the Shares is based upon information furnished by the Company’s transfer agent and other information provided by such persons, if available.

	Shares Beneficially Owned as of April 30, 2014
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Total Beneficial Ownership (%)(3)
Interested Directors
David J. Adelman	34,063	*
Michael C. Forman(4)	147,682
Thomas J. Gravina	—	—
Michael Heller	15,487	*

Independent Directors

Gregory P. Chandler	—	—
Barry H. Frank(5)	59,289	*
Michael J. Hagan	—	—
Jeffrey K. Harrow	—	—
Paul Mendelson	7,414	*
Pedro A. Ramos	—	—

Executive Officers

Sean Coleman	—	—
Salvatore Faia	—	—
William Goebel	—	—
Zachary Klehr	6,475	*
Brad Marshall	10,078	*
Gerald F. Stahlecker	—	—
Stephen S. Sypherd	—	—

All directors and executive officers as a group (17 persons)	280,488	*

*	Less than one percent.
(1)

The address of each of the beneficial owners set forth above is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, except for Brad Marshall whose address is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(2)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(3)	Based on a total of 262,282,173 Shares issued and outstanding on April 30, 2014.
(4)	Includes 5,526 Shares held in trust; 9,094 Shares held by spouse in trust; 2,286 Shares held for the benefit of minor children in trust; and 8,068 Shares held in a 401(k) account.
(5)	Includes 27,861 Shares held in an IRA account; 27,791 Shares held by spouse in an IRA account; and 3,637 Shares held in a joint account with spouse.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to the Company’s Second Amended and Restated Bylaws, the number of directors on the Board may not be fewer than one, as required by the Maryland General Corporation Law, or greater than twelve.

Effective as of April 16, 2014, the directors of the Company were divided into three classes, designated Class A, Class B, and Class C, with the Class A directors holding office initially for a term expiring at the Annual Meeting, the Class B directors holding office initially for a term expiring at the 2015 annual meeting of stockholders, and the Class C directors holding office initially for a term expiring at the 2016 annual meeting of stockholders. After such initial terms, if elected, the directors shall hold office for three-year terms, with one class’s term expiring each year. Each director will hold office for the term to which he or she is elected and until his successor is duly elected and qualified. The Board is currently comprised of ten directors.

At the Annual Meeting, stockholders of the Company are being asked to consider the election of the Class A directors. Each of Michael J. Hagan, Jeffrey K. Harrow and Pedro A. Ramos have been nominated for re-election for a three year term expiring in 2017. If elected, each of Messrs. Hagan, Harrow and Ramos will continue to serve on the Company’s Nominating and Corporate Governance Committee.

Each director nominee has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named above. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Company’s Nominating and Governance Committee. The Board has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or FB Income Advisor, LLC, the Company’s investment adviser (“FB Advisor”), and are “independent” as defined in Rule 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board that are not Independent Directors are referred to as interested directors (the “Interested Directors”).

The Board is currently comprised of ten directors, six of whom are Independent Directors. The Board has determined that the following directors and director nominees are Independent Directors: Messrs. Chandler, Frank, Hagan, Harrow, Mendelson and Ramos. Based upon information requested from each director and director nominee concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Board believes that directors and director nominees who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director and director nominee that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s and director nominee’s biographical information, as disclosed below.

The following tables set forth certain information regarding the director nominees and the Company’s other Independent Directors and Interested Directors. For purposes of this proxy statement, the term “Fund Complex” is defined to include the Company, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D.

Nominees for Class A Directors — New Term to Expire in 2017
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Hagan Age: 51 Director and Lead Independent Director	Class A Director; Term expires in 2014; Director since 2011

Mr. Hagan has served as the President of LifeShield, Inc. (“LifeShield”) since June 2013, a leading wireless home security company which was acquired by and became a division of DirecTV in 2013. He previously served as the chairman, president and chief executive officer of LifeShield from December 2009 to May 2013. Prior to his employment by LifeShield, Mr. Hagan served as chairman of NutriSystem, Inc. (“NutriSystem”) from 2002 to November 2008, as chief executive officer of NutriSystem from 2002 to May 2008 and as president of NutriSystem from July 2006 to September 2007. Prior to joining NutriSystem, Mr. Hagan was the co-founder of Verticalnet Inc. (“Verticalnet”) and held a number of executive positions at Verticalnet since its founding in 1995, including chairman of the board from 2002 to 2005, president and chief executive officer from 2001 to 2002, executive vice president and chief operating officer from 2000 to 2001 and senior vice president prior to that time. Mr. Hagan has served on the board of directors of NutriSystem since February 2012, presiding in the role of chairman of the board since April 2012, and has also served on the board of directors of ICG Group, Inc. since June 2007. Mr. Hagan previously served as a director of NutriSystem from 2002 to November 2008 and Verticalnet from 1995 to January 2008. Mr. Hagan also served as a member of the board of trustees of American Financial Realty Trust from 2003 to June 2007. Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University.

Mr. Hagan has significant experience as an entrepreneur and senior executive at public and private organizations. Mr. Hagan also has extensive experience in corporate finance, financial reporting and accounting and controls. This experience has provided Mr. Hagan, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	ICG Group, Inc.

Nominees for Class A Directors — New Term to Expire in 2017
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Jeffrey K. Harrow Age: 57 Director	Class A Director; Term expires in 2014; Director since 2010

Mr. Harrow has been chairman of Sparks Marketing Group, Inc., (“Sparks”), since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. Prior to joining Sparks, Mr. Harrow served as president and chief executive officer of CMPExpress.com from 1999 to 2000. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the president, chief executive officer and a director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. In addition to serving as a board member of Sparks, Mr. Harrow serves on the board of directors of FS Investment Corporation III and as the chairman of is valuation committee and has presided in such roles since February 2014. Mr. Harrow’s past directorships include service as a director of Cherry Hill National Bank, Hickory Travel Systems, Marlton Technologies and Ovation Travel Group and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration, where he received his B.B.A. in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Investment Corporation III

Nominees for Class A Directors — New Term to Expire in 2017
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Pedro Ramos Age: 49 Director	Class A Director; Term expires in 2014; Director since 2013

Mr. Ramos is a partner with the law firm of Schnader Harrison Segal & Lewis, LLP (“Schnader”), where he advises clients in the business, nonprofit and government sectors, focusing on transactions, financings, compliance, risk management and investigations. From June 2009 until the firm’s attorneys joined Schnader in August 2013, Mr. Ramos was a partner with the law firm of Trujillo, Rodriguez & Richards, LLC and led the firm’s government, education and social sector practice. From June 2007 to June 2009, Mr. Ramos was a partner with the law firm of Blank Rome LLP in its employment, benefits and labor group and its government relations practice. Mr. Ramos previously served as Managing Director of the City of Philadelphia from April 2005 to June 2007 and as City Solicitor from March 2004 to April 2005. Before working for the City of Philadelphia, Mr. Ramos served as vice president and chief of staff to the president of the University of Pennsylvania from January 2002 to March 2004. From September 1992 to January 2002, Mr. Ramos served as an attorney with the law firm of Ballard Spahr Andrews & Ingersoll, LLP in its employee benefits group. From November 2011 to October 2013, Mr. Ramos served as the chairman of the School Reform Commission, which oversees the School District of Philadelphia. Mr. Ramos served on the Board of the School District of Philadelphia from December 1995 through December 2001, with his last two years as president of that board. Mr. Ramos serves on several civic and professional associations and is a member of the boards of Project H.O.M.E., the Philadelphia Zoo, the Independence Foundation, the Ed Snider Youth Hockey Foundation and CDC Development Solutions. Mr. Ramos graduated cum laude with a J.D. from the University of Michigan Law School and graduated with a B.A. from the University of Pennsylvania.

Mr. Ramos’ extensive service in the private and public sectors has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

One

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Gregory P. Chandler Age: 47 Director	Class C Director; Term expires in 2016; Director since 2008.

Mr. Chandler has been chief financial officer of Emtec, Inc., a global information technology services provider, since May 2009. Mr. Chandler has also been a member of Emtec Inc.’s board of directors since 2005 where he served as chairman of the audit committee from 2005 through 2009. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He is also the chairman of FS Energy and Power Fund’s audit committee and a member of FS Energy and Power Fund’s valuation committee and has presided in such roles since April 2011. Mr. Chandler presently serves as a director and chairman of the audit committee of the RBB Funds and serves on the board of the Enterprise Center, a non-profit organization. Mr. Chandler presently serves as a director of Spectrum Systems LLP and as an officer and director of GCVC Consulting. Previously, he served as managing director, Investment Banking, at Janney Montgomery Scott LLC from 1999 to April 2009. From 1995 to 1999, he was with PricewaterhouseCoopers (“PwC”) and its predecessor Coopers and Lybrand where he assisted companies in the “Office of the CFO Practice” and also worked as a certified public accountant. During his tenure at PwC, he spent the majority of his time in the Investment Company practice. Mr. Chandler served as a logistics officer with the United States Army for four years. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an M.B.A. from Harvard Business School. He is also a Certified Public Accountant (inactive).

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. In addition, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund; Emtec, Inc.; RBB Funds

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Barry H. Frank Age: 75 Director	Class C Director; Term expires in 2016; Director since 2008

Mr. Frank is a partner in the law firm of Archer & Greiner, P.C. (formerly Pelino & Lentz, P.C.) where he has been a partner since he joined the firm in 2003. Prior to joining Archer & Greiner, P.C., Mr. Frank was a partner in the law firm of Schnader, Harrison, Segal & Lewis (“Schnader”) from 2000 through 2003. Previously, Mr. Frank had been a partner in the law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson (“Mersirov Gelman”) from 1987 until 2000, when Mesirov Gelman merged with Schnader. From 1975 through 1987, Mr. Frank was a partner in the law firm of Pechner, Dorfman, Wolfe, Rounick & Cabot. Mr. Frank has focused his practice on business and corporate taxation and business and estate planning. Mr. Frank received a B.S. from Pennsylvania State University and a J.D. from the Temple University School of Law. Mr. Frank served on the board of directors of Deb Shops, Inc., formerly listed on NASDAQ, from 1989 through 2007. He also served on the audit committee of Deb Shops, Inc. from 1989 through October 2007 and was chairman of the audit committee from 1989 through 2003.

Mr. Frank has extensive legal knowledge as a practicing attorney, including his legal experience related to business and corporate taxation and business planning, as well as his service on the board and audit committee of a NASDAQ exchange-listed company. Mr. Frank provides experience the Board has deemed relevant to the duties required to be performed by the Company’s directors.

One

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Paul Mendelson Age: 67 Director	Class B Director; Term expires in 2015; Director since 2008

Mr. Mendelson served as the chief financial officer of Lincoln Investment Planning, Inc., a broker dealer and registered investment adviser (“Lincoln Investment”), from 1994 until February 2011 and currently serves as a senior advisor for business development for Lincoln Investment. As chief financial officer, Mr. Mendelson was responsible for all financial reporting, controls, planning and regulatory issues. His activities also included acquisitions, consulting with independent branch offices and negotiating contracts, and, as a member of the executive committee, he participated in strategic planning. Mr. Mendelson has served as a member of the board of directors of FS Investment Corporation II since February 2012 and also serves as chairman of FS Investment Corporation II’s audit committee and as a member of its valuation committee. Mr. Mendelson previously served as a member of the board of trustees of FS Energy and Power Fund from September 2010 through March 2012, as well as a member of FS Energy and Power Fund’s audit committee and chairman of its valuation committee from May 2011 through March 2012. From 1996 to 1999, Mr. Mendelson also led the technology and operations divisions of Lincoln Investment. Prior to joining Lincoln Investment in 1994, Mr. Mendelson spent 20 years in various positions, including controller, chief financial officer, vice president, president and trustee for a group of commonly-owned, privately- held businesses, in industries including manufacturing, retail, service and real estate. In addition, Mr. Mendelson spent two years with Arthur Andersen and Company, an international public accounting firm. Mr. Mendelson received a B.S. degree in Accounting from Lehigh University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants and holds a Series 27 Securities License.

Mr. Mendelson has extensive experience concerning financial reporting, controls, planning and regulatory issues by virtue of his previous position as chief financial officer of a broker-dealer and registered investment adviser and various other positions he held during the twenty years prior thereto. In addition, the Board considered his B.S. degree in accounting and his M.B.A. to be beneficial to the Company.

			Two	FS Energy and Power Fund; FS Investment Corporation II

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 42 Director	Class B Director; Term expires in 2015; Director since 2008

Mr. Adelman has served as the Company’s vice-chairman and the vice-chairman of FB Advisor since December 2007 and October 2007, respectively. He also currently serves as the vice-chairman of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D and FS Global Advisor, LLC, and has presided in such role since each entity’s inception in September 2010, September 2010, July 2011, November 2011, June 2013, October 2013, January 2013, January 2013, January 2013 and January 2013, respectively. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia-based Campus Apartments, Inc. (“Campus Apartments”) since 1997. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has been the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of ICG Group, Inc. since June 2011, and member of the National Multi Family Council (NMHC) and the Young President’s Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Franklin Square Holdings, L.P. (“Franklin Square Holdings”) with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University.

Mr. Adelman serves as vice-chairman of FB Advisor and, together with Mr. Forman, is responsible for implementing the Company’s investment strategy. Mr. Adelman has substantial management, operational and financial expertise generated through his leadership roles for public and private companies, including his service as president and chief executive officer of Campus Apartments. Mr. Adelman also serves on the board of directors and in other leadership roles for various charitable and civic organizations. These varied activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

Seven

FS Energy and Power Fund; FS Investment Corporation II; FS Investment Corporation III;

FS Global Credit Opportunities Fund; FS Global Credit Opportunities

Fund—A; FS Global Credit Opportunities

Fund—D; ICG Group, Inc.

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael C. Forman Age: 53 Chairman of the Board and Chief Executive Officer	Class C Director; Term expires in 2016; Director since 2007

Mr. Forman served as the Company’s chairman, president and chief executive officer from its inception until April 2013 and currently serves as the Company’s chairman and chief executive officer. He has served as the chairman and chief executive officer of FB Advisor since its inception. Mr. Forman also currently serves as chairman, president and chief executive officer of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D and FS Global Advisor, LLC, and has presided in such roles since each entity’s inception in September 2010, September 2010, July 2011, November 2011, June 2013, October 2013, January 2013, January 2013, January 2013 and January 2013, respectively. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded Franklin Square Holdings, the Company’s affiliate and sponsor.

Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the corporate and securities department at the Philadelphia-based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (executive committee member), the University of the Arts (executive committee member), the Vetri Foundation for Children (chairman), the executive committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FB Advisor, which serves as the Company’s investment adviser. The Board believes Mr. Forman’s experience and his positions as the Company’s and FB Advisor’s chief executive officer make him a significant asset to the Company.

			Seven	FS Energy and Power Fund; FS Investment Corporation II; FS Investment Corporation III; FS Global Credit Opportunities Fund; FS Global Credit Opportunities Fund—A; FS Global Credit Opportunities Fund—D

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Gravina Age: 52 Director	Class B Director; Term expires in 2015; Director since 2009

Mr. Gravina currently serves as executive chairman of GPX Enterprises, L.P., a private investment firm, and its affiliates, including GPX Realty Partners, L.P., a private real estate and investment advisory firm, and has served in such capacities since co-founding GPX Enterprises, L.P. in 2006. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He has served as a member of FS Energy and Power Fund’s nominating and corporate governance committee since April 2011 and has presided as its chairman since September 2013. He was also a member of the Company’s audit committee from January 2010 to September 2011 and served as the chairman of the Company’s nominating and corporate governance committee from January 2011 through September 2013. Mr. Gravina also currently serves on the boards of trustees of FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D and has served in such role since each fund’s inception in January 2013. He is a member of FS Global Credit Opportunities Fund’s valuation committee and nominating and corporate governance committee. Mr. Gravina also currently serves as chairman and chief executive officer of EvolveIP Holdings, LLC, a cloud-based technology provider, which he co-founded in 2007. Previously, from 2000 to 2005, Mr. Gravina served as president and chief executive officer and director of ATX Communications, Inc., a NASDAQ publicly traded communications company. Mr. Gravina also served as chairman of the board of directors of ATX Communications, Inc. from 2005 to 2006. Mr. Gravina led the multi-billion dollar merger in 2000 between publicly-traded CoreComm Limited and Voyager.net, and privately-held ATX Telecommunications Services, of which he was co-chief executive officer and co-founder since 1987. Mr. Gravina is a member of the board of directors, chairman of the audit and foundation committees and is a member of the finance committee of the Philadelphia College of Osteopathic Medicine and is a member of other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

Mr. Gravina has served as a member of various boards, including public company and charitable and civic organizations. In addition, his service as chairman of both public and private companies, including a private investment firm that he co-founded have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Five	FS Energy and Power Fund; FS Global Credit Opportunities Fund; FS Global Credit Opportunities Fund—A; FS Global Credit Opportunities Fund—D

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Heller Age: 49 Director	Class C Director; Term expires in 2016; Director since 2008

Mr. Heller is a shareholder at the law firm of Cozen O’Connor, P.C., where he currently serves as the firm’s chief executive officer, and has served in such capacity since January 1, 2013. Immediately prior to that, Mr. Heller was the president and executive partner of Cozen O’Connor, P.C. from October 2011 to December 2013. He also currently serves on the board of trustees of FS Energy and Power Fund, the board of directors of FS Investment Corporation II, and the board of directors of FS Investment Corporation III and has presided in such roles since September 2010, February 2012, and February 2014, respectively. He previously served as the chairman of FS Energy and Power Fund’s nominating and corporate governance committee from April 2011 through September 2013 and has served as a member of its valuation committee since April 2011. He is also chairman of FS Investment Corporation II’s nominating and corporate governance committee and serves as a member of its valuation committee and has presided in such roles since February 2012 and September 2013, respectively. Mr. Heller is also a member of FS Investment Corporation III’s valuation committee and has presided in such role since February 2014. Mr. Heller is a corporate and securities lawyer, whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle- market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the chief executive officer of Cozen O’Connor, P.C., Mr. Heller was the chairman of the Business Law Department from January 2007, and he served as vice-chairman of Cozen O’Connor, P.C.’s Business Law Department from 2002 until January 2007. Mr. Heller has been a member of the board of directors of Beachbody, LLC since November 2012. In addition, Mr. Heller has been a member of the boards of directors of Cozen O’Connor, P.C. and Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the board of trustees of Thomas Jefferson University Hospital since January 2007, May 2004 and July 2012, respectively. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations. These activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Four	FS Energy and Power Fund; FS Investment Corporation II; FS Investment Corporation III

†	Includes directorships held in (1) any investment company registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act and (3) any company subject to the requirements of Section 15(d) of the Exchange Act.
(1)	The address for each director is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.
(2)	Directors serve until the expiration of their respective term and until his successor is duly elected and qualified.
(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FB Advisor. Messrs. Heller and Gravina are “interested persons” because of material professional relationships they have with Mr. Forman.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, investment sub-adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (5) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (6) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Board receives a quarterly report from the Chief Compliance Officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the Independent Directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the Board also receives reports from legal counsel to the Company regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the Chief Executive Officer of the Company and Chairman of the Board. The Board believes that Mr. Forman, as co-founder and Chief Executive Officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Board. The Charter, as well as regulations governing business development companies (“BDCs”) generally, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

While the Company currently does not have a policy mandating a lead Independent Director, the Board believes that having an Independent Director fill the lead director role is appropriate. On August 7, 2013, the Board appointed Mr. Hagan as lead Independent Director. The lead Independent Director, among other things, works with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board, chairs any meeting of the Independent Directors in executive session, facilitates communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer and otherwise consults with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is subject as a BDC and as a company listed on the NYSE.

Board Meetings and Attendance

The Board met 18 times during the fiscal year ended December 31, 2013, including four regular quarterly meetings. Each director attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2013, with the exception of Mr. Adelman. Mr. Ramos was elected to serve on the Board on September 10, 2013 and attended 100% of the meetings of the Board following his election during the fiscal year ended December 31, 2013. The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders, and as such, the directors did not attend the Company’s 2013 Annual Meeting of Stockholders.

Committees of the Board

The Board has established four standing committees of the Board, which consist of an Audit Committee, a Valuation Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Frank and Mendelson, each an Independent Director. The Board has determined that Messrs. Chandler and Mendelson are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee held five meetings during the fiscal year ended December 31, 2013. Each member of the Audit Committee who served on such committee during the 2013 fiscal year attended over 75% of the meetings held during 2013. The Audit Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Valuation Committee

The Board has established a Valuation Committee that operates pursuant to the authority delegated by the Board and consists of four members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Chandler, Frank (Chairman), Heller and Mendelson. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on matters relating to the valuation of the Company’s investments. The Valuation Committee held four meetings during the fiscal year ended December 31, 2013. Each member of the Valuation Committee who served on such committee during the 2013 fiscal year attended over 75% of the meetings held during 2013.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Harrow (Chairman), Hagan and Ramos. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2013. Each member of the Nominating and Corporate Governance Committee who served on such committee during the 2013 fiscal year attended over 75% of the meetings held during 2013 while a member of the committee.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules promulgated by the SEC. The director nominees were approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. Pedro A. Ramos was identified and recommended as a potential director nominee to the Nominating and Corporate Governance Committee by an executive officer of the Company. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board voted to elect Mr. Ramos as a director of the Company in September 2013.

A stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Secretary of the Company in accordance with the requirements set forth in the Company’s Second Amended and Restated Bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Compensation Committee

The Board has established a Compensation Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Compensation Committee. The Compensation Committee members are Messrs. Chandler (Chairman), Frank and Mendelson, each of whom is an Independent Director. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our chief executive officer and all other executive officers of the Company. Currently none of the Company’s executive officers are compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee is also responsible for reviewing the reimbursement by the Company to FB Advisor of the allocable portion of the Company’s executive officers and their respective staffs on an annual basis. The Compensation Committee has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee was established on April 16, 2014 and therefore did not hold any meetings during the fiscal year ended December 31, 2013. The Compensation Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Communications Between Stockholders and the Board

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company. Each executive officer holds his office until his successor is chosen and qualified, or until his earlier resignation or removal.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years
Sean Coleman Age: 44 Managing Director	Since 2014	Mr. Coleman has served as the Company’s managing director since February 2014. Mr. Coleman also serves as a managing director of investment management of Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FS Global Advisor, LLC and FSIC III Advisor, LLC. Mr. Coleman also serves on the investment committee of FB Advisor. Before joining Franklin Square Holdings and its affiliated investment advisers in October 2013, Mr. Coleman worked at Golub Capital, where he served in various capacities, including as managing director in the direct lending group and as chief financial officer and treasurer of its BDC. Before he joined Golub Capital in September 2005, Mr. Coleman worked in merchant and investment banking, including at Goldman, Sachs & Co. and Wasserstein Perella & Co. Mr. Coleman earned a B.A. in History from Princeton University and an M.B.A. with Distinction from Harvard Business School, where he received the Loeb Award for academic excellence in finance.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Salvatore Faia Age: 51 Chief Compliance Officer	Since 2008

Mr. Faia has served as the Company’s chief compliance officer since May 2008. Mr. Faia also serves as the chief compliance officer of FS Investment Corporation II, FS Energy and Power Fund, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, and has presided in such roles since July 2011, April 2011, December 2013, June 2013, June 2013 and June 2013, respectively. Also, Mr. Faia served as the chief compliance officer for FB Advisor from November 2008 to December 2010. Since 2004, Mr. Faia has served as the president of Vigilant Compliance, LLC, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as president of Vigilant Compliance, LLC, he currently serves as chief compliance officer for a number of mutual funds and investment advisers. Mr. Faia has also served as trustee to EIP Growth and Income Fund since May 2005.

From 2002 to 2004, Mr. Faia served as senior legal counsel for PFPC Worldwide, Inc., and from 1997 to 2001, he was a partner with an AmLaw 100 law firm. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker-dealers and the investment management industry. In addition to being an experienced attorney with respect to the 1940 Act and the Investment Advisers Act of 1940, as amended, he is a Certified Public Accountant, and holds various Financial Industry Regulatory Authority Securities Licenses. Mr. Faia is a member of the Investment Company Institute’s chief compliance officer committee. Mr. Faia graduated from the University of Pennsylvania Law School with his J.D., and received his degree in accounting and finance from La Salle University.

William Goebel Age: 39 Chief Financial Officer	Since 2011	Mr. Goebel has served as the Company’s chief financial officer since March 2011. Mr. Goebel has also served as chief financial officer of FS Investment Corporation II, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, and has presided in such role since July 2011, January 2013, January 2013 and January 2013, respectively, and served as chief financial officer of FS Energy and Power Fund from February 2011 to November 2012. Prior to joining the Company, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Zachary Klehr Age: 35 Executive Vice President	Since 2013	Mr. Klehr has served as the Company’s executive vice president since January 2013. Mr. Klehr also currently serves as executive vice president of FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, and has presided in such roles since January 2013, January 2013, June 2013, January 2013, January 2013 and January 2013, respectively. Mr. Klehr has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC, and FS Global Advisor, LLC, since the later of February 2011 or such entity’s inception date, including as executive vice president since September 2012. In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining Franklin Square Holdings, Mr. Klehr served as a vice president at Versa Capital Management (“Versa”), a private equity firm with approximately $1 billion in assets under management, from July 2007 to February 2011. At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle-market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then in the executive office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and serves on the board of trustees of The Philadelphia School where he is a member of the executive, governance, advancement, finance and investment committees.

Brad Marshall Age: 41 Senior Portfolio Manager	Since 2014	Mr. Marshall has served as the Company’s Senior Portfolio Manager since April 2014. Mr. Marshall has also served as the managing director and senior portfolio manager at GSO / Blackstone Debt Funds Management LLC (“GDFM”), a subsidiary of GSO Capital Partners LP (“GSO”). Mr. Marshall oversees the investment activities for the Company, FS Investment Corporation II and FS Investment Corporation III, which are each sub-advised by GDFM, and is a member of GDFM’s investment committee. Since joining GSO in 2005, Mr. Marshall has been involved with portfolio management and the ongoing analysis and evaluation of fixed income investment opportunities in the energy and power sectors. Before joining GSO, Mr. Marshall worked in various roles at the Royal Bank of Canada (“RBC”), including fixed income research and business development within RBC’s private equity funds effort. Prior to his time with RBC, Mr. Marshall helped develop a private equity funds business for TAL Global, a Canadian asset management division of Canadian Imperial Bank of Commerce, an, prior to that, he co-founded a microchip verification software company where he served as chief finance officer. Mr. Marshall received an M.B.A. from McGill University in Montreal where he was an Academic All-Canadian and a B.A. (Honors) in Economics from Queen’s University in Kingston, Canada.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Gerald F. Stahlecker Age: 48 President	Since 2013

Mr. Stahlecker has served as the Company’s president since April 2013 and before that as executive vice president since March 2010. He has served as executive vice president of FB Advisor and Franklin Square Holdings since January 2010. Mr. Stahlecker also serves as the executive vice president of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II , FSIC II Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D and FS Global Advisor, LLC, and has presided in such roles since September 2010, September 2010, July 2011, November 2011, June 2013, October 2013, January 2013, January 2013, January 2013 and January 2013, respectively. Mr. Stahlecker was an independent director and served as a member of the audit committee and as chairman of the valuation committee from the Company’s inception in December 2007 to December 2009 when he resigned as a director in order to join the Company’s affiliates, FB Advisor and Franklin Square Holdings. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management, L.P. (“Radcliffe”), an SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately manages accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as managing director and chief operating officer of Radcliffe and was the co-chair of its investment committee. Prior to co-founding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P. (“Rose Glen”), a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, a Philadelphia-based law firm, where he practiced corporate and securities law. While at Klehr, Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an editor of the Villanova University Environmental Law Journal. Mr. Stahlecker serves on the board of directors of the Investment Program Association, an industry trade group, and previously served on the board of trustees of The Philadelphia School where he served as a member of its advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Stephen S. Sypherd Age: 37 Vice President, Treasurer and Secretary	Since 2013	Mr. Sypherd has served as the Company’s vice president, treasurer and secretary since January 2013. Mr. Sypherd also currently serves as vice president, treasurer and secretary of FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, and has presided in such roles since January 2013, January 2013, June 2013, January 2013, January 2013 and January 2013, respectively. Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC and FS Global Advisor, LLC, since the later of August 2010 or such entity’s inception date, including as senior vice president since December 2011 and general counsel since January 2013. He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings. Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal.

(1)	The address for each officer is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics (as amended and restated, the “Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 promulgated under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company’s Code of Business Conduct and Ethics can be accessed via the Company’s website at www.fsinvestmentcorp.com. In addition, the Code of Business Conduct and Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. Stockholders may also obtain a copy of the Code of Business Conduct and Ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company’s business are provided by individuals who are employees of FB Advisor or its affiliates or by individuals who were contracted by FB Advisor, the Company or their respective affiliates to work on behalf of the Company. Each of the Company’s executive officers is an employee of FB Advisor or its affiliates, or an outside contractor, and the day-to-day investment operations and administration of the Company’s portfolio are managed by FB Advisor. In addition, the Company reimburses FB Advisor for the Company’s allocable portion of expenses incurred by FB Advisor in performing its obligations under the administration agreement with FB Advisor, dated as of April 16, 2014 (the “Administration Agreement”).

Director Compensation

On March 14, 2011, the Board approved a fee arrangement, effective as of January 1, 2011, which applies to those directors who do not also serve in an executive officer capacity for the Company or FB Advisor. These directors are Messrs. Chandler, Frank, Hagan, Harrow, Gravina, Heller, Mendelson and Ramos. The fee arrangement provides for a sliding scale of annual cash retainer fees, fees for participating in in-person Board and committee meetings and annual fees for serving as a committee chairperson, based on the Company’s net asset value as of the end of each fiscal quarter. Amounts payable under the arrangement are determined and paid quarterly.

Net Asset Value	Annual Cash Retainer	Board/Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$0	$0	$0
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$20,000

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each committee meeting not held concurrently with a Board meeting.

The Company pays Mr. Hagan an annual retainer of $25,000, determined and paid quarterly, for his service as lead Independent Director.

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or FB Advisor.

The table below sets forth the compensation received by each director from (i) the Company and (ii) all of the companies in the Fund Complex, including the Company, in the aggregate, in each case, for service during the fiscal year ended December 31, 2013:

Name of Director	Fees Earned or Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex(1)
David J. Adelman	—	—	—
Gregory P. Chandler	$140,000	$140,000	$268,250
Michael C. Forman	—	—	—
Barry H. Frank	$140,000	$140,000	$140,000
Thomas J. Gravina	$116,250	$116,250	$220,500
Michael J. Hagan	$101,250	$101,250	$101,250
Jeffrey K. Harrow	$108,750	$108,750	$108,750
Michael J. Heller	$110,000	$110,000	$351,250
Paul Mendelson	$115,000	$115,000	$243,250
Pedro Ramos	$31,848	$31,848	$31,848

(1)	Messrs. Adelman, Chandler, Forman, Gravina and Heller serve on the board of directors of FS Energy and Power Fund. Messrs. Adelman, Forman, Heller and Mendelson serve on the board of directors of FS Investment Corporation II. Messrs. Adelman, Forman, Harrow and Heller serve on the board of directors of FS Investment Corporation III. Messrs. Adelman, Forman and Gravina serve on the boards of trustees of FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D.

The table below shows the dollar range of equity securities of the Company and the aggregate dollar range of equity securities of the Fund Complex that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(2)
Interested Directors:
Michael C. Forman	Over $100,000	Over $100,00
David J. Adelman	Over $100,000	Over $100,00
Michael J. Heller	Over $100,000	Over $100,00
Thomas J. Gravina	None	Over $100,00

Independent Directors:
Gregory P. Chandler	None	Over $100,000
Barry H. Frank	Over $100,000	Over $100,00
Michael J. Hagan	None	Over $100,000
Jeffrey K. Harrow	None	Over $100,000
Paul Mendelson	$50,001-$100,000	Over $100,000
Pedro Ramos	None	None

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.

(2)	The dollar range of equity securities of the Company beneficially owned by directors is calculated by multiplying the closing price of the Share as reported on the NYSE on April 29, 2013, times the number of Shares beneficially owned. The dollar range of equity securities of FS Investment Corporation II beneficially owned by directors of the Company, if applicable, is based on a price of $10.60 per share, which is the last offering price at which FS Investment Corporation II issued shares in its public offering, which closed to new investors in March 2014. The dollar range of equity securities of FS Energy and Power Fund, FS Investment Corporation III, FS Global Credit Opportunities Fund—A, and FS Global Credit Opportunities Fund—D beneficially owned by directors of the Company, if applicable, is based on a price of $10.90 per common share of FS Energy and Power Fund, $10.00 per common share of FS Investment Corporation III, $11.04 per common share of FS Global Credit Opportunities Fund—A, and $10.35 per common share of FS Global Credit Opportunities Fund—D, which, in each case, were the public offering prices of such securities as of April 23, 2014.

Certain Relationships and Related Party Transactions (dollar amounts in thousands)

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Code of Business Conduct and Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Prior to the occurrence of a liquidity event, all future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Directors.

Compensation of Investment Adviser

On April 16, 2014, the Company entered into the amended and restated investment advisory agreement with FB Advisor (the “Current Advisory Agreement”). The Current Advisory Agreement amended and restated the investment advisory and administrative services agreement between the Company and FB Advisor dated February 12, 2008 and as amended on August 5, 2008 (the “Former Advisory Agreement”). A description of the Current Advisory Agreement is set forth in Proposal 10 in the Company’s Definitive Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on May 9, 2013, and the Company’s current report on Form 8-K, filed with the SEC on April 16, 2014. The Current Advisory Agreement became effective upon the listing of the Company’s common stock on the NYSE on April 16, 2014. Pursuant to the Current Advisory Agreement, FB Advisor provides the Company with investment advisory services.

Pursuant to the Current Advisory Agreement, FB Advisor is entitled to an annual base management fee of 2.0% of the average value of the Company’s gross assets and an incentive fee based on the Company’s performance. The Company commenced accruing fees under the Former Advisory Agreement on January 2, 2009, upon commencement of the Company’s operations. Base Management fees are paid on a quarterly basis in arrears.

The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a “hurdle rate”, expressed as a rate of return on the Company’s net assets, equal to 2.0% per quarter, or an annualized hurdle rate of 8.0%. As a result, FB Advisor will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 2.0%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FB Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.5%, or 10.0% annually, of net assets. This “catch-up” feature allows FB Advisor to recoup the fees foregone as a result of the existence of the hurdle rate.

The subordinated incentive fee on income is subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income will be payable except to the extent that 20.0% of the cumulative net increase in net assets resulting from operations over the then-current and eleven preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the eleven preceding calendar quarters. Accordingly, any subordinated incentive fee on income that is payable in a calendar quarter will be limited to the lesser of (i) 20.0% of the amount by which the Company’s pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision, and (ii) (x) 20.0% of the cumulative net increase in net assets resulting from operations for the then-current and eleven preceding calendar quarters minus (y) the cumulative incentive fees accrued and/or paid for the eleven preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the sum of the Company’s pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized appreciation and depreciation for the then-current and eleven preceding calendar quarters. There will be no accumulation of amounts on the hurdle rate from quarter to quarter and, accordingly, there will be no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle rate and there will be no delay of payment if prior quarters are below the quarterly hurdle rate.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Advisory Agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

In anticipation of the listing of the Company’s Shares on the NYSE, FB Advisor recommended that the Current Advisory Agreement be amended to (i) reduce the annualized hurdle rate used in connection with the calculation of the subordinated incentive fee on income from 8.0% to 7.5% and (ii) assuming the reduction to the hurdle rate is approved, reduce the base management fee from 2.0% to 1.75% of the average value of the Company’s gross assets. Pending Board and stockholder approval of both of these proposals, FB Advisor has agreed, effective April 1, 2014, to waive a portion of the base management fee to which it is entitled under the Current Advisory Agreement so that the fee received equals 1.75% of the average value of the Company’s gross assets.

The Current Advisory Agreement provides that FB Advisor and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FB Advisor, and FB Advisor shall be held harmless for any loss or liability suffered by the Company arising out of the performance of any of its duties or obligations under the Current Advisory Agreement or otherwise as the Company’s investment adviser.

On April 16, 2014, the Company entered into the Administration Agreement with FB Advisor relating to the administrative services previously provided by the Adviser to the Company under the Former Advisory Agreement. The Administration Agreement became effective upon the listing of the Company’s Shares on the NYSE. Pursuant to the Administration Agreement, FB Advisor will provide administrative services necessary for the operation of the Company, including providing general ledger accounting, fund accounting, legal services, investor relations and other administrative services. There will be no separate fee paid by the Company to FB Advisor in connection with the services provided under the Administration Agreement, provided, however, that the Company will reimburse FB Advisor no less than quarterly for all costs and expenses incurred by FB Advisor in performing its obligations and providing personnel and facilities thereunder. FB Advisor will allocate the cost of such services to the Company based on factors such as total assets, revenues, time allocations and/or other reasonable metrics. The initial term of the Administration Agreement is two years and thereafter continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by: (a) the vote of the Board; and (b) the vote of a majority of the Company’s directors who are not parties to the Administration Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. The Administration Agreement may be terminated at any time by either the Company or FB Advisor, without the payment of any penalty, upon 60 days’ written notice.

The following table describes the fees and expenses accrued under the Former Advisory Agreement during the year ended December 31, 2013:

Related Party	Source Agreement	Description	December 31, 2013
FB Advisor	Former Advisory Agreement	Base Management Fee(1)	$90,247
FB Advisor	Former Advisory Agreement	Capital Gains Incentive Fee(2)	$4,173
FB Advisor	Former Advisory Agreement	Subordinated Incentive Fee on Income(3)	$62,253
FB Advisor	Former Advisory Agreement	Administrative Services Expenses(4)	$5,165

(1)	During the year ended December 31, 2013, $89,054 in base management fees were paid to FB Advisor. As of December 31, 2013, $22,700 in base management fees were payable to FB Advisor.
(2)	During the year ended December 31, 2013, the Company accrued capital gains incentive fees of $4,173 based on the performance of its portfolio, of which $2,583 was based on unrealized gains and $1,590 was based on realized gains. No capital gains incentive fees are actually payable by the Company with respect to unrealized gains unless and until those gains are actually realized. The Company paid FB Advisor $11,791 in capital gains incentive fees during the year ended December 31, 2013. As of December 31, 2013, $1,590 in capital gains incentive fees were payable to FB Advisor.
(3)	During the year ended December 31, 2013, $61,343 of subordinated incentive fees on income were paid to FB Advisor. As of December 31, 2013, a subordinated incentive fee on income of $14,303 was payable to FB Advisor.

(4)	During the year ended December 31, 2013, $4,463 of administrative services expenses related to the allocation of costs of administrative personnel for services rendered to the Company by FB Advisor and the remainder related to other reimbursable expenses. The Company paid $4,959 in administrative services expenses to FB Advisor during the year ended December 31, 2013.

Potential Conflicts of Interest

FB Advisor’s senior management team is comprised of the same personnel as the senior management teams of FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC and FS Global Advisor, LLC, the investment advisers to the entities other than the Company in the Fund Complex. As a result, such personnel provide investment advisory services to the Fund Complex. While none of FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC or FS Global Advisor, LLC is currently making private corporate debt investments for clients other than the Company, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III or FS Global Credit Opportunities Fund respectively, any, or all, may do so in the future. In the event that FB Advisor undertakes to provide investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, if necessary, so that the Company will not be disadvantaged in relation to any other client of FB Advisor or its management team. In addition, even in the absence of FB Advisor retaining additional clients, it is possible that some investment opportunities may be provided to FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III and/or FS Global Credit Opportunities Fund rather than to the Company.

Exemptive Relief

In an order dated June 4, 2013, the SEC granted exemptive relief permitting the Company, subject to satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain affiliates of FB Advisor, including FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III and any future BDCs that are advised by FB Advisor or its affiliated investment advisers (collectively, the “co-investment affiliates”). The Company believes this relief may not only enhance its ability to further its investment objectives and strategy, but may also increase favorable investment opportunities for the Company, in part by allowing the Company to participate in larger investments, together with its co-investment affiliates, than would be available to it if it had not obtained such relief. Because the Company did not seek exemptive relief to engage in co-investment transactions with GDFM and its affiliates, the Company will continue to be permitted to co-invest with GDFM and its affiliates only in accordance with existing regulatory guidance.

Expense Reimbursement

Pursuant to an Expense Support and Conditional Reimbursement Agreement, dated as of March 13, 2012, and amended and restated as of May 16, 2013, (the “expense reimbursement agreement”), Franklin Square Holdings has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that no portion of the Company’s distributions to stockholders will be paid from proceeds of the sale of Shares or borrowings. However, because certain investments the Company may make, including preferred and common equity investments, may generate dividends and other distributions to the Company that are treated for tax purposes as a return of capital, a portion of the Company’s distributions to stockholders may also be deemed to constitute a return of capital for tax purposes to the extent that the Company may use such dividends or other distribution proceeds to fund its distributions to stockholders. Under those circumstances, Franklin Square Holdings will not reimburse the Company for the portion of such distributions to stockholders that represent a return of capital for tax purposes, as the purpose of the expense reimbursement arrangement is not to prevent tax-advantaged distributions to stockholders.

Under the expense reimbursement agreement, Franklin Square Holdings will reimburse the Company for expenses in an amount equal to the difference between the Company’s cumulative distributions paid to its stockholders in each quarter, less the sum of the Company’s net investment income for tax purposes, net capital gains and dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains for tax purposes) in each quarter.

Pursuant to the expense reimbursement agreement, the Company has a conditional obligation to reimburse Franklin Square Holdings for any amounts funded by Franklin Square Holdings under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which Franklin Square Holdings funded such amount, the sum of the Company’s net investment income for tax purposes, net capital gains and the amount of any dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the distributions paid by the Company to stockholders provided, however, that (i) the Company will only reimburse Franklin Square Holdings for expense support payments made by Franklin Square Holdings with respect to any calendar quarter beginning on or after July 1, 2013 to the extent that the payment of such reimbursement (together with any other reimbursement paid during such fiscal year) does not cause “other operating expenses” (as defined below) (on an annualized basis and net of any expense support payments received by the Company during such fiscal year) to exceed the lesser of (A) 1.75% of the Company’s average net assets attributable to its Shares for the fiscal year-to-date period after taking such payments into account and (B) the percentage of the Company’s average net assets attributable to its Shares represented by “other operating expenses” during the fiscal year in which such expense support payment from Franklin Square Holdings was made (provided, however, that this clause (B) shall not apply to any reimbursement payment which relates to an expense support payment from Franklin Square Holdings made during the same fiscal year) and (ii) the Company will not reimburse Franklin Square Holdings for expense support payments made by Franklin Square Holdings if the aggregate amount of distributions per share declared by the Company in such calendar quarter is less than the aggregate amount of distributions per share declared by the Company in the calendar quarter in which Franklin Square Holdings made the expense support payment to which such reimbursement relates. “Other operating expenses” means the Company’s total “operating expenses” (as defined below), excluding base management fees, incentive fees, organization and offering expenses, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses. “Operating expenses” means all operating costs and expenses incurred, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for investment companies.

The Company or Franklin Square Holdings may terminate the expense reimbursement agreement at any time. The specific amount of expenses reimbursed by Franklin Square Holdings, if any, will be determined at the end of each quarter. Upon termination of the expense reimbursement agreement by Franklin Square Holdings, Franklin Square Holdings will be required to fund any amounts accrued thereunder as of the date of termination. Similarly, the Company’s conditional obligation to reimburse Franklin Square Holdings pursuant to the terms of the expense reimbursement agreement shall survive the termination of such agreement by either party. Franklin Square Holdings is controlled by the Company’s Chairman and Chief Executive Officer, Michael C. Forman, and the Company’s Vice-Chairman, David J. Adelman. There can be no assurance that the expense reimbursement agreement will remain in effect or that Franklin Square Holdings will reimburse any portion of the Company’s expenses in future quarters.

During the year ended December 31, 2013, no such reimbursements were required from Franklin Square Holdings. Accordingly, as of December 31, 2013, there were no unreimbursed expense support payments subject to future reimbursement by the Company.

Trademark License Agreement

On April 16, 2014, the Company entered into a trademark license agreement (the “trademark license agreement”) with Franklin Square Holdings. Pursuant to the trademark license agreement, Franklin Square Holdings granted the Company a non-exclusive, non-transferable, royalty-free right and license to use the name

“FS Investment Corporation” and other certain trademarks (the “licensed marks”) as a component of the Company’s own name (and in connection with marketing the investment advisory and other services that FB Advisor may provide to the Company). Other than with respect to this limited license, the Company has no other rights to the licensed marks.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to such persons were timely filed.

Required Vote

Each director nominee shall be elected by a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions and Shares represented by broker non-votes are not considered votes cast and thus have no effect on the proposal. Stockholders may not cumulate their votes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP, 751 Arbor Way, Suite 200, Blue Bell, Pennsylvania 19422, has been appointed by the Board to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. McGladrey LLP acted as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2008 through 2013. The Company knows of no direct financial or material indirect financial interest of McGladrey LLP in the Company. A representative of McGladrey LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of McGladrey LLP as independent registered public accounting firm for fiscal year ending December 31, 2014 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to recommend McGladrey LLP as the Company’s independent registered public accounting firm for next year.

Fees

Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey LLP for professional services performed for the Company’s fiscal years ended December 31, 2013 and 2012:

Fiscal Year	Audit Fees	Audit Related Fees(1)	Tax Fees	All Other Fees(2)
2013	$398,600	—	—	$75,200
2012	$465,157	$35,740	—	$54,150

(1)	“Audit-Related Fees” are those fees billed to the Company by McGladrey LLP for services provided by McGladrey LLP or fees billed for expenses relating to the review by McGladrey LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(2)	“All Other Fees” are those fees billed to the Company by McGladrey LLP in connection with permitted non-audit services.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the Company’s independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for FB Advisor and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Company’s Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Company’s Audit Committee. However, the Company’s Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Company’s Audit Committee at its next scheduled meeting. The Company’s Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management. All of the audit and permitted non-audit services described above for which McGladrey LLP billed the Company for the fiscal years ended December 31, 2013 and 2012 were pre-approved by the Company’s Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and McGladrey LLP, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2013. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with McGladrey LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey LLP. Pursuant to the policy, the Audit Committee pre- approves the audit and non-audit services performed by McGladrey LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP’s communications with the Audit Committee concerning independence and has discussed with McGladrey LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to McGladrey LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting McGladrey LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2013 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC. The Audit Committee also recommended the appointment of McGladrey LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

Audit Committee Members:

Gregory P. Chandler, Chairman

Barry H. Frank

Paul Mendelson

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of McGladrey LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF MCGLADREY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2015 annual meeting of stockholders will be held in June 2015, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at the Company’s 2015 annual meeting of stockholders, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and the Company must receive the proposal no later than February 23, 2015, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting.

Notices of intention to present proposals, including nomination of a director, at the Company’s 2015 annual meeting of stockholders should be addressed to the Secretary of the Company and should be received by the Company between December 6, 2014 and 5:00 p.m., Eastern Time, on January 5, 2015. In the event that the date of the Company’s 2015 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the Annual Meeting, a notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at a meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing or other applicable requirements.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT

SUB-ADVISER AND CO-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser and co-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	CO-ADMINISTRATOR
FB Income Advisor, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue New York, NY 10154	State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FS INVESTMENT CORPORATION
2929 ARCH ST, SUITE 675
PHILADELPHIA, PA 19104
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees
Class A Directors:
01 Michael J. Hagan
02 Jeffrey K. Harrow
03 Pedro A. Ramos
The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain
2. To ratify the appointment of McGladrey LLP as the Company’s independent registered public account firm for the fiscal year ending December 31, 2014.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.
FS INVESTMENT CORPORATION Annual Meeting of Stockholders June 23, 2014 This proxy is solicited by the Board of Directors
The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2014 Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), to be held at 2:00 p.m., Eastern Time, on Monday June 23, 2014, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed on or about May 9, 2014 to stockholders of record as at April 30, 2014 and are available on the Company’s website at www.fsinvestmentcorp.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.
If no specification is made, the Shares will be voted (1) FOR the proposal to elect each of the director nominees listed in Proposal 1, and (2) FOR the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholders who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.
Continued and to be signed on reverse side